Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration  Statement No. 333-120812 on Form S-8 of Pervasip Corp., formerly known as eLEC Communications Corp. of our report dated March 14, 2008 appearing in the Annual Report on Form 10-KSB of Pervasip Corp. for the years ended November 30, 2007 and 2006.

Nussbaum Yates Berg Klein & Wolpow, LLP

Melville, New York
March 14, 2008